                                                                    EXHIBIT 10.4



              EMPLOYEE SUPPLEMENTAL COMPENSATION BENEFITS AGREEMENT
              -----------------------------------------------------

     This Employee Supplemental Compensation Benefits Agreement (the "Agreement") is made and entered into effective as of January 1, 1998, by and between Cupertino National Bank, a California corporation (the "Employer"), and David R. Hood, an individual residing in the State of California (the "Employee").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Employee is an employee of the Employer, and, since April 11, 1995, has become eligible to participate in the Employee Supplemental Compensation Benefits Plan represented by this Agreement (the "Plan");

     WHEREAS, the Employer desires to establish a compensation benefits program as a fringe benefit for certain officers of the Employer in order to attract and retain individuals with extensive and valuable experience in the banking industry;

     WHEREAS, the Employee's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

     WHEREAS, it is deemed to be in the best interests of the Employer to provide the Employee with certain benefits, on the terms and conditions set forth herein, in order to reasonably induce the Employee to remain in the Employer's employment and to compensate the Employee for valuable services heretofore rendered to the Employer;

     WHEREAS, it is the intention of the parties that the Employer's obligations under this Agreement shall be that of an unfunded and unsecured promise to provide the benefits to the Employee set forth hereinafter and except for the contributions, if any, to a secular trust to be established by the Employee as grantor, the Employee and the Employee's beneficiaries shall be unsecured general creditors with respect to any benefits provided under the terms of this Agreement; and

     WHEREAS, the Employee and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Employee, or to the Employee's spouse or the Employee's designated beneficiaries, as the case may be.

     NOW, THEREFORE, in consideration of the services to be performed by the Employee in the future, as well as the mutual promises and covenants contained herein, the Employee and the Employer agree as follows:

                                A G R E E M E N T
                                -----------------

     1. Terms and Definitions.
        ---------------------

         1.1. Administrator. The Employer shall be the "Administrator" and,
              -------------
solely for the purposes of ERISA, as defined in subparagraph 1.11 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

         1.2. Applicable Percentage. The term "Applicable Percentage" shall mean
              ---------------------
that percentage listed on Schedule "A" attached hereto which is adjacent to the number of calendar years which shall have elapsed from the date of the Employee's commencement of employment with and providing personal services to the Employer or, if later, the date on which the Employee became eligible to participate in the Plan represented by this Agreement, and ending on the date payments are to first begin under the terms of this Agreement. Notwithstanding the foregoing or the percentages set forth on Schedule "A", but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be:

             (a) provided payments have not yet begun with respect to the Employee Benefits specified in Schedule "B", one hundred percent (100%) upon the termination of the Employee's employment by the Employer if such termination is in connection with a "Change in Control" as defined in subparagraph 1.4 below. A termination shall be deemed to be in connection with a Change in Control if, within two (2) years following the occurrence of a Change in Control: (i) the Employee's employment with the Employer is terminated by the Employer other than a Termination for Cause; or (ii) by reason of the Employer's actions any adverse and material change occurs in the scope of the Employee's position, responsibilities, duties, salary, benefits or location of employment; or (iii) the Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Employee's employment;

             (b) provided payments have not yet begun with respect to the Employee Benefits specified in Schedule "B", one hundred percent (100%) upon the occurrence of (i) the Employee's death prior to the termination of the Employee's employment by the Employer, or (ii) the Employee's Disability (as defined in subparagraph 1.6 below) other than a Disability that occurs after the termination of the Employee's employment by the Employer; and

             (c) notwithstanding subclauses (a) and (b) of this subparagraph 1.2, zero percent (0%) in the event the Employee takes any intentional action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Employee's death and of which the Employer is the designated beneficiary (the "Employer Cost Recovery Policy"). Furthermore, notwithstanding the foregoing, or anything contained in this Agreement to the contrary, in the event the Employee takes any intentional action which prevents the Employer from collecting the proceeds of any Employer Cost Recovery Policy, then: (1) the Employee, the Employee's estate, designated beneficiary or Surviving Spouse shall no longer be entitled to receive any of the amounts payable under the terms of this Agreement, and

(2) the Employer shall have the right to recover from Employee's estate and/or Surviving Spouse all of the amounts paid to the Employee's estate or Surviving Spouse, as the case may be (with respect to amounts paid prior to the Employee's death or paid to the Employee's estate or Surviving Spouse) or from the Employee"s designated beneficiary (with respect to amounts paid to the designated beneficiary) pursuant to the terms of this Agreement prior to and after Employee's death.

         1.3. Beneficiary. The term "beneficiary" or "designated beneficiary"
              -----------
shall mean the person or persons whom the Employee shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Schedule "E," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is completed and signed by the Employee and received by the Administrator prior to the Employee's death.

         1.4. Change in Control. The term "Change in Control" shall mean the
              -----------------
first to occur of any of the following events with respect to the Employer (with the term "Employer" being defined for purposes of determining whether a "Change in Control" has occurred to include any parent bank holding company which owns 100% of the Employer's outstanding voting capital stock):

             (a) Any "person" (as such term is used in sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the Employer's capital stock entitled to vote in the election of directors, other than a group of two or more persons not (i) acting in concert for the purpose of acquiring, holding or disposing of such stock or (ii) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Employer which requires the reporting of any change in control;

             (b) During any period of not more than two (2) consecutive years, not including any period prior to the adoption of the Plan represented by this Agreement, individuals who, at the beginning of such period, constitute the Board of Directors of the Employer, and any new director (other than a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in clause (a), (c), (d) or (e) of this subparagraph 1.4) whose appointment to the Board of Directors or nomination for election to the Board of Directors was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, either were directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (c) The effective date of any consolidation or merger of the Employer (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than a consolidation or merger of the Employer in which the holders of the voting capital stock of the Employer immediately prior to the consolidation or merger hold more than fifty percent (50%) of the voting capital stock of the surviving entity immediately after the consolidation or merger;

             (d) The shareholders of the Employer approve any plan or proposal for the liquidation or dissolution of the Employer; or

             (e) The shareholders of the Employer approve the sale or transfer of substantially all of the Employer's assets to parties that are not within a "controlled group of corporations" (as that term is defined in section 1563 of the Code) in which the Employer is a member.

         1.5. The Code. The "Code" shall mean the Internal Revenue Code of 1986,
              --------
as amended (the "Code").


         1.6. Disability/Disabled. The term "Disability" or "Disabled" shall
              -------------------
have the same meaning given such terms in any policy of disability insurance maintained by the Employer for the benefit of employees including the Employee. In the absence of such a policy which extends coverage to the Employee in the event of disability, the terms shall mean bodily injury or disease (mental or physical) which wholly and continuously prevents the performance of the Employee's duties to the Employer for at least ninety (90) days.

         1.7. Early Retirement Date. The term "Early Retirement Date" shall mean
              ---------------------
the Retirement, as defined below, of the Employee on a date which occurs prior to the Employee attaining sixty-two (62) years of age, as defined below, but after the Employee has attained fifty-nine and one-half (59.5) years of age.

         1.8. Effective Date. The term "Effective Date" shall mean the date
              --------------
first written above.

         1.9. Employee Benefits. Except as otherwise stated in this Agreement,
              -----------------
the term "Employee Benefits" shall mean the Index Employee Benefits, if any, described in and determined in accordance with Schedule "B" and the supplemental benefits described in and determined in accordance with Schedule "C", and reduced or adjusted to the extent: (i) required under the other provisions of this Agreement; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; or (iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

         1.10. Employer. Except as otherwise set forth in this Agreement, the
               --------
term "Employer" shall mean Greater Bay Bancorp; provided, however, that for purposes of subparagraph 1.15 (definition of Termination for Cause) and Paragraph 5 (including its subparagraphs, regarding termination of employment), the term "Employer" shall mean Greater Bay Bancorp and its subsidiaries and affiliated entities.

         1.11. ERISA. The term "ERISA" shall mean the Employee Retirement Income
               -----
Security Act of 1974, as amended.


         1.12. Plan Year. The term "Plan Year" shall mean the Employer's fiscal
               ---------
year.


         1.13. Retirement. The term "Retirement" or "Retires" shall refer to the
               ----------
date which the Employee acknowledges in writing to the Employer to be the last day the Employee will provide any significant personal services, whether as an employee or independent consultant or contractor, to the Employer or to, for, or on behalf of, any other business entity conducting, performing or making available to any person or entity banking or other financial services of any kind. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period for compensation excluding services, if any, rendered by the Employee after Retirement pursuant to the terms of a consulting agreement described in Schedule "C", if any.

         1.14. Surviving Spouse. The term "Surviving Spouse" shall mean the
               -----------------
person, if any, who shall be legally married to the Employee on the date of the Employee's death.

         1.15. Termination for Cause. The term "Termination for Cause" shall
               ---------------------
mean termination of the employment of the Employee by reason of any of the following:

             (a) The Employee's deliberate violation of (i) any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer, or (ii) of the rules or regulations of the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any other regulatory agency or governmental authority having jurisdiction over the Employer, which has a material adverse effect upon the Employer; or

             (b) The Employee's conviction of (i) any felony or (ii) a crime involving moral turpitude or a fraudulent or dishonest act which, in each case, has a material adverse effect on the Employer.

2. Scope, Purpose and Effect.
   -------------------------

         2.1. Contract of Employment. Although this Agreement is intended to
              ----------------------
provide the Employee with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Employee and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Employee's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Employee may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart from, and shall have no effect upon, or be affected by, the terms and provisions of said Employment Agreement.

         2.2. Fringe Benefit. The benefits provided by this Agreement are
              --------------
granted by the Employer as a fringe benefit to the Employee and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Employee has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

     3. Payments Upon Early Retirement or Retirement and After Retirement.
        -----------------------------------------------------------------

         3.1. Payments Upon Early Retirement. The Employee shall have the right
              ------------------------------
to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.7 above. In the event the Employee elects to Retire on a date which constitutes an Early Retirement Date, the Employee shall be entitled to be paid the Applicable Percentage of the Employee Benefits specified in Schedule "B", payable in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs (or on such later date as may be mutually agreed upon by the Employee and the Employer in advance of such Early Retirement Date) (i) for the period designated in Schedule "F", in the case of the balance in the Benefit Account and (ii) until the Employee's death, in the case of the Index Benefit defined in Schedule "B".

                                    EXAMPLE

                         Payments Upon Early Retirement

Assumptions:
-----------
Age at Early Retirement                                               60

Normal Retirement Age                                                 62

Projected Benefit Account Value at Age 62                             $100,000

Actual Benefit Account Value at Age 60                                $20,000

Distribution Period Elected for Benefit Account (Schedule F)          10 yrs.

Projected Index Benefit at Age 62                                     $50,000

Projected Index Benefit at Age 60                                     $25,000

Applicable Percentage at Age 60                                       75%


                     First Year Benefit Calculation: Age 60

1)   Benefit Account  [($20,000 10) x .75]                           $ 1,500

2)   Index Benefit  ($25,000 x .75)                                   $18,750
                                                                      -------

           Total First Year Benefit                                   $20,250
                                                                      =======


         3.2. Payments Upon Retirement. If the Employee shall remain in the
              ------------------------
continuous employment of the Employer until attaining sixty-two (62) years of age, the Employee shall be entitled to be paid the Applicable Percentage of the Employee Benefits specified in Schedule "B", payable in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Employee Retires (or on such later date as may be mutually agreed upon by the Employee and the Employer in advance of said Retirement date) (i) for the period designated in Schedule "F", in the case of the balance in the Benefit Account and (ii) until the Employee's death, in the case of the Index Benefit defined in Schedule "B".

         3.3. Payments in the Event of Death After Retirement. The Employer
              -----------------------------------------------
agrees that if the Employee Retires, but shall die before receiving all of the Employee Benefits, the Employer will make such payments to which the Employee may be entitled, to the Employee's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Employee under the terms of this Agreement shall be paid to the Employee's Surviving Spouse. If the Employee leaves no Surviving Spouse, the remaining amounts due to the Employee under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Employee's estate.

     4. Payments in the Event Death or Disability Occurs Prior to Retirement.
        --------------------------------------------------------------------

         4.1. Payments in the Event of Death Prior to Retirement. If the
              --------------------------------------------------
Employee dies while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to Retirement, the Employer agrees to pay the Employee Benefits to which the Employee is then entitled to the Employee's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Employee under the terms of this Agreement shall be paid to the Employee's Surviving Spouse. If the Employee leaves no Surviving Spouse, the remaining amounts due to the Employee under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Employee's estate.

         4.2. Payments in the Event of Disability Prior to Retirement. In the
              -------------------------------------------------------
event the Employee becomes Disabled at any time after the Effective Date of this Agreement but prior to Retirement, the Employee shall be entitled to be paid the Applicable Percentage of the Employee Benefits specified in Schedule "B", payable in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Employee becomes Disabled (or on such later date as may be mutually agreed upon by the Employee and the Employer not less than fifteen (15) days prior to such commencement date) (i) for the period designated in Schedule "F", in the case of the balance in the Benefit Account and (ii) until the Employee's death, in the case of the Index Benefit defined in Schedule "B".

     5. Payments in the Event Employment Is Terminated Prior to Retirement. As
        ------------------------------------------------------------------
indicated in subparagraph 2.1 above, the Employer reserves the right to terminate the Employee's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Employee's Retirement. In the event that the employment of the Employee shall be terminated, other than by reason of death, Disability or Retirement, prior to the Employee's attaining sixty-two (62) years of age, then this Agreement shall terminate on the date of such termination of employment; provided, however, that the Employee shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Employee's termination:

         5.1. Termination Without Cause. If the Employee's employment is
              -------------------------
terminated by the Employer without cause, and such termination is not subject to the provisions of subparagraph 5.4 below, the Employee shall be entitled to be paid the Applicable Percentage of the Employee Benefits specified in Schedule "B", payable in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Employee attains sixty-two (62) years of age (or on such later date as may be mutually agreed upon by the Employee and the Employer not less than fifteen (15) days prior to such commencement date) (i) for the period designated in Schedule "F", in the case of the balance in the Benefit Account and (ii) until the Employee's death, in the case of the Index Benefit defined in Schedule "B".

         5.2. Voluntary Termination by the Employee. If the Employee's
              -------------------------------------
employment is terminated by voluntary resignation, and such resignation is not subject to the provisions of subparagraph 5.4 below, the Employee shall be entitled to be paid the following benefits:

             (a) If the Applicable Percentage at the date of termination is one hundred percent (100%), the Employee shall be paid (i) the Employee Benefits specified in Schedule "B", payable in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Employee attains sixty-two (62) years of age (or on such later date as may be mutually agreed upon by the Employee and the Employer not less than fifteen (15) days prior to such commencement date) (A) for the period designated in Schedule "F", in the case of the balance in the Benefit Account and (B) until the Employee's death, in the case of the Index Benefit defined in Schedule "B.

             (b) If the Applicable Percentage at the date of termination is less than one hundred percent (100%), the Employee shall be paid the Applicable Percentage of the Employee Benefits specified in Schedule "B", based on a ten
(10) year (120 month) payout of the Benefit Account balance at termination notwithstanding the Employee's election of a different payout period under Schedule "F", but not more than sixty percent (60%) of the Employee's base salary (i.e., exclusive of any bonuses, incentive payments or other employee benefits to which the Employee would otherwise be entitled) at the date of termination. Notwithstanding the foregoing, the Employee shall be paid not less than seventy percent (70%) of the Employee Benefits specified in Schedule "B", based on a ten (10) year (120 month) payout of the Benefit Account balance at termination notwithstanding the Employee's election of a different payout period under Schedule "F". Such benefit shall be payable in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Employee attains sixty-two (62) years of age (or on such later date as may be mutually agreed upon by the Employee and the Employer not less than fifteen (15) days prior to such commencement date) (A) for the period of one hundred twenty (120) months, in the case of the balance in the Benefit Account and (B) until the Employee's death, in the case of the Index Benefit defined in Schedule "B" (subject to adjustment as described above).

                  5.3.   Termination  for  Cause.  If  the  Employee  suffers  a
                         -----------------------
"Termination for Cause", as defined in subparagraph 1.15 of this Agreement, the Employee shall forfeit any and all rights and benefits the Employee may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Employee by the Employer pursuant to the terms of this Agreement.

         5.4. Termination by the Employer on Account of or After a Change in
              --------------------------------------------------------------
Control. In the event the Employee's employment with the Employer is terminated
-------
by the Employer "in connection with a Change in Control" as described in subparagraph 1.2(a) and as defined in subparagraph 1.4 above, the Employee shall be entitled to be paid the Applicable Percentage of the Employee Benefits specified in Schedule "B", in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Employee attains fifty-nine and one-half (59.5) years of age or any month thereafter, as requested in writing by the Employee and delivered to the Employer or its successor thirty
(30) days prior to the commencement of installment payments; provided, however, that in the event the Employee does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Employee attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "F" in the case of the balance in the Benefit Account and (ii) until the Employee's death in the case of the Index Benefit defined in Schedule "B".

         5.5. Payments in the Event of Death Following Termination. If the
              ----------------------------------------------------
Employee shall die prior to receiving all of the applicable benefits described in this Paragraph 5 to which the Employee is entitled, then the Employer will make such payments to the Employee's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Employee shall be paid to the Employee's Surviving Spouse. If the Employee leaves no Surviving Spouse, the remaining amounts due to the Employee shall be paid to the duly qualified personal representative, executor or administrator of the Employee's estate.

     6. Section 280G Benefits Adjustment. If all or any portion of the amounts
        --------------------------------
payable to the Employee under this Agreement, either alone or together with other payments which the Employee has the right to receive from the Employer, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), the Employer (and its successor) shall increase the amounts payable under this Agreement to the extent necessary to afford the Employee substantially the same economic benefit under this Agreement as the Employee would have received had no such excise tax been imposed on the payments due the Employee under this Agreement. The determination of the amount of any such excise taxes shall be made initially by the independent accounting firm employed by the Employer immediately prior to the occurrence of the event constituting a Change in Control.

     If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable to the Employee is greater than the amount initially so determined, then the Employer (or its successor) shall pay to the Employee an amount equal to the sum of (i) such additional excise taxes, and (ii) any interest, fines and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse the Employee substantially for any income, excise or other taxes payable by the Employee with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii).

     7. Right To Determine Funding Methods. The Employer reserves the right to
        ----------------------------------
determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Employee, the Employee's spouse or the Employee's beneficiaries under the terms of this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, neither the Employee, the Employee's spouse nor the Employee's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Employer's obligations pursuant to this Agreement. In connection with the foregoing, the Employee agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Employee to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Employee, the Employee's spouse and the Employee's beneficiaries of any and all rights to payment hereunder.

     8. Claims Procedure. The Employer shall, but only to the extent necessary
        ----------------
to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Employee, the Employee's spouse, or the Employee's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Employee, the Employee's spouse or the Employee's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Employee, the Employee's spouse or the Employee's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

     9. Status Under Secular Trust and as an Unsecured General Creditor.
        ---------------------------------------------------------------

         (a) The Employee has established a secular trust, identified as the David R. Hood Secular Trust, a copy of which is attached hereto as Schedule "G" (the "Trust"). The Employer shall make contributions to the Trust as specified in Schedule "C" to this Agreement. The contributions shall be deposited into an account which constitutes the Trust Fund as defined in the Trust. Notwithstanding anything contained herein to the contrary, the Trust Fund shall not be subject to the claims of the Employer's general creditors except as may be expressly stated in the Trust. In the event of a conflict between the provisions of the Trust and this Agreement, the provisions of the Trust shall control.

         (b) Except as provided in subparagraph 9(a) above: (i) neither the Employee, the Employee's spouse or the Employee's designated beneficiaries shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer as a result of this Agreement; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Employee, the Employee's spouse or the Employee's designated beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the

Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Employee, the Employee's spouse and the Employee's designated beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

         (c) Notwithstanding subparagraphs 9(b)(i) through 9(b)(v) above, the Employer and the Employee acknowledge and agree that, in the event of a Change in Control and at the written request of the Employee, the Employer shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts upon such terms and conditions as the Employer in its sole discretion deems appropriate and in compliance with applicable provisions of the Code in order to permit the Employer to make contributions and/or transfer assets to the Rabbi Trust or Rabbi Trusts to discharge its obligations pursuant to this Agreement. The principal of the Rabbi Trust or Rabbi Trusts and any earnings thereon shall be held separate and apart from other funds of the Employer to be used exclusively for discharge of the Employer's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Employer's general creditors until paid to the Employee or its beneficiaries in such manner and at such times as specified in this Agreement.

     10. Discretion of Board to Accelerate Payout. Notwithstanding any of the
         ----------------------------------------
other provisions of this Agreement, the Board of Directors of the Employer may, if determined in its sole and absolute discretion to be appropriate, accelerate the payment of the amounts due under the terms of this Agreement, provided that Employee (or the Employee's spouse or designated beneficiaries): (i) consents to the revised payout terms determined appropriate by the Employer's Board of Directors; and (ii) does not negotiate or in anyway influence the terms of proposed altered/accelerated payout (said decision to be made solely by the Employer's Board of Directors and offered to the Employee [or Employee's spouse or designated beneficiaries] on a "take it or leave it basis").

     11. Miscellaneous.
         -------------

         11.1. Opportunity To Consult With Independent Advisors. The Employee
               ------------------------------------------------
acknowledges that the Employee has been afforded the opportunity to consult with independent advisors of his or her choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to the Employee under the terms of this Agreement and the (i) terms and conditions which may affect the Employee's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Employee acknowledges and agrees shall be the sole responsibility of the Employee notwithstanding any other term or provision of this Agreement. The Employee further acknowledges and agrees that the Employer shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Employee and further specifically waives any right for the Employee and his or her heirs, beneficiaries, legal representatives, agents, successors, and assigns to claim or assert liability on the part of the Employer related to the matters described above in this subparagraph 11.1. The Employee further acknowledges and agrees that the Employee has read, understands and consents to all of the terms and conditions of this Agreement, and that the Employee enters into this Agreement with a full understanding of its terms and conditions.

         11.2. Arbitration of Disputes. All claims, disputes and other matters
               -----------------------
in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in San Jose, California, unless otherwise agreed to by the parties.

         11.3. Attorneys' Fees. In the event of any arbitration or litigation
               ---------------
concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

         11.4. Notice. Any notice required or permitted of either the Employee
               ------
or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

               If to the Employer: Cupertino National Bank
                                   2860 West Bayshore Road
                                   Palo Alto, California 94303
                                   Shawn E. Saunders
                                   Chief Financial Officer

               If to the Employee: David R. Hood
                                   [omitted]


         11.5. Assignment. Neither the Employee, the Employee's spouse, nor any
               ----------
other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Employee, the Employee's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and unenforceable without the prior written consent of the Employer. The Employer's consent, if any, to one or more assignments or transfers shall not obligate the Employer to consent to or be construed as the Employer"s consent to any other or subsequent assignment or transfer.

         11.6. Binding Effect/Merger or Reorganization. This Agreement shall be
               ---------------------------------------
binding upon and inure to the benefit of the Employee and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

         11.7. Non-waiver. The failure of either party to enforce at any time or
               ----------
for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

         11.8. Partial Invalidity. If any term, provision, covenant, or
               ------------------
condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

         11.9. Entire Agreement. This Agreement, including the schedules and
               ----------------
exhibits attached hereto and incorporated herein by this reference, contains all of the covenants and agreement, and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

         11.10. Modifications. Any modification of this Agreement shall be
                -------------
effective only if it is in writing and signed by each party or such party's authorized representative.

         11.11. Paragraph Headings. The paragraph headings used in this
                ------------------
Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

         11.12. No Strict Construction. The language used in this Agreement
                -----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         11.13. Governing Law. The laws of the State of California, other than
                -------------
those laws denominated choice of law rules, and, where applicable, the rules and regulations of the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors and the Office of the Comptroller of the Currency, shall govern the validity, interpretation, construction and effect of this Agreement.

         11.14. Waiver of Prior Plan Benefit. To the extent that the Employee is
                ----------------------------
a participant in any other supplemental benefit plan provided by the Employer which affords the Employee benefits in the event of the Employee's retirement or death or a change in control of the Employer, it is an express condition precedent to the effectiveness of this Agreement that the Employee execute and deliver the Waiver of Prior Plan Benefit attached as Schedule "D" to this Agreement.

     IN WITNESS WHEREOF, the Employer and the Employee have executed this Agreement on the date first above-written in the City of Palo Alto, Santa Clara County, California.


THE EMPLOYER                                THE EMPLOYEE


CUPERTINO NATIONAL BANK,
a California corporation


By: /s/ Shawn E. Saunders                   /s/ David R. Hood
    ---------------------                   -----------------
    Shawn E. Saunders                       David R. Hood
    Senior Vice President and
    Chief Financial Officer

                                  SCHEDULE A
                                  ----------


                                                           Applicable
                             Calendar Year                 Percentage

                                12/31/97                         70%
                                12/31/98                         80%
                                12/31/99                         90%
                                12/31/00                        100%

                                  SCHEDULE B
                                  ----------

                            INDEX EMPLOYEE BENEFITS
                            -----------------------

1. Index Employee Benefits Determination. The Index Employee Benefits consist of
   -------------------------------------
(i) accruals to the Employee"s Benefit Account (as described in subparagraph (a) below) during the Employee"s employment by the Employer and (ii) the Index Benefit (as described in subparagraph (b) below) after the Employee"s employment by the Employer terminates. The Index Employee Benefits shall be determined based upon the following:

     a. Benefit Account: A Benefit Account shall be established as a liability
        ---------------
reserve account on the books of the Employer for the benefit of the Employee. Prior to the date on which the Employee becomes eligible to receive payments under the Plan, such Benefit Account shall be increased (or decreased) each Plan Year by an amount equal to the annual earnings (or loss) for that Plan Year determined by the Index (described in subparagraph c below), less the Opportunity Cost (described in subparagraph d below) for that Plan Year.

     b. Index Benefit: After the date on which the Employee becomes eligible to
        -------------
receive payments under the Plan, the Index Benefit for the Employee for any Plan Year shall be determined by subtracting the Opportunity Cost for that Plan Year from the annual earnings (if any) for that Plan year determined by the Index.

     c. Index: The Index for any Plan Year shall be the aggregate annual
        -----
after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date.


           Insurance Company:               [omitted]
           -----------------
           Policy Number:                   [omitted]
           -------------
           Premiums Paid:                   $390,000
           -------------

           Insurance Company:               [omitted]
           -----------------
           Policy Number:                   [omitted]
           -------------
           Premiums Paid:                   $390,000
           -------------

If such contracts of life insurance are actually purchased by the Employer, then the actual policies as of the dates purchased shall be used in calculations to determine the Index and Opportunity Cost. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Employer shall receive and use annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date to calculate the amount of the Index and Opportunity Cost.

     d. Opportunity Cost: The Opportunity Cost for any Plan Year shall be
        ----------------
calculated by multiplying (a) the sum of (i) the total amount of premiums set forth in the insurance policies described above, (ii) the amount of any Index Benefits (described at subparagraph b above), and (iii) the amount of all previous years after-tax Opportunity Costs; by (b) the average annualized after-tax cost of funds calculated using a one-year U.S. Treasury Bill as published in the Wall Street Journal. The applicable tax rate used to calculate the Opportunity Cost shall be the Employer's marginal tax rate until the Employee's Retirement, or other termination of service (including a Change in Control). Thereafter, the Opportunity Cost shall be calculated with the assumption of a marginal forty-two percent (42%) corporate tax rate each year regardless of whether the actual marginal tax rate of the Employer is higher or lower.

2. Employee Benefits Payments. The Employee shall be entitled to payment of the
   --------------------------
Index Employee Benefits on the terms as specified in the Agreement.


                                     EXAMPLE
INDEX EMPLOYEE BENEFITS

[n]              [A]                               [B]              [C]                   [D]
End of Year      Cash  Surrender  Value  of Life   Index            Opportunity Cost      Annual Benefit
-----------      --------------------------------  -----            ----------------      --------------
                 Insurance Policy                  [Annual           A/0/ = premium          B-C
                 ----------------                  Policy
                                                   Income]          A/0/+C/n-1/x.05x
                                                   A/n/-A/n-1/          (1-42%)

0                $1, 000,000                       --               --                    --

      1          $1,050,000                        $50,000          $29,000               $21,000

      2          $1,102,500                        $52,500          $29,841               $22,659

      3          $1,157,625                        $55,125          $30,706               $24,419

      .
      .
      .

Assumptions: Initial Insurance = $1,000,000
             Effective Tax Rate = 42%
             One Year US Treasury Yield = 5%

                                   SCHEDULE C
                                   ----------

                             SUPPLEMENTAL BENEFITS
                             ---------------------

     In addition to the Employee Benefits specified elsewhere in this Agreement, the Employee shall be entitled to receive the following supplemental benefits (the "Supplemental Benefits"):

     Secular Trust Defined Benefit. Provided that the Employee has not exercised the Employee's withdrawal rights under the Trust, the Employer shall make contributions to the Trust, pursuant to paragraph 9 of the Agreement, on a pre-tax basis in the amounts shown in column (B) of the following table. Such contributions shall be made from time to time in the discretion of the Employer provided that the total amount shown in column (B) below has been contributed to the Trust by the end of the Plan Year shown in column (A) below.


                 (A)         (B)

                 1998        $190,832

                 1999        $46,490

                 2000        $53,883

                 2001        $61,935

                 2002        $70,700

                 2003        $80,232

                 2004        $90,594

                 2005        $101,849

                 2006        $114,069

     The aggregate amount of the foregoing contributions shall be subject to adjustment, from time to time, to ensure that the Trust is adequately funded to afford the Employee with a projected defined benefit equal to the Applicable Percentage of Thirty Six Thousand Nine Hundred Ninety Dollars ($36,990) per annum for twenty (20) years commencing the year in which the Employee attains age sixty-two (62). In the event that the contributions made by the Employer to the Trust as provided above are determined to be insufficient to fund the foregoing Supplemental Benefits, the Employer shall make such further contributions to the Trust as may be necessary to fund fully such Supplemental Benefits. Such determination and adjusting contributions, if required, may be made from time to time at the discretion of the Employer, but in all events not later than the date on which the Employee Retires or otherwise becomes eligible to begin receiving the Employee Benefits specified in Schedule "B". Provided that the foregoing final adjusting contribution, if required, has been made, the Employer shall have no obligation to make further contributions to the Trust once the Employee Retires or otherwise becomes eligible to begin receiving the Employee Benefits specified in Schedule "B".

     Notwithstanding anything herein or in the Agreement to the contrary, the obligation of the Employer to make the contributions to the Trust as specified above shall terminate automatically upon the forfeiture or other termination of the Employee's right to receive the Employee Benefits specified in Schedule "B", as provided in this Agreement.


     Defined Benefit Payments. The Employee shall receive the Applicable Percentage of the sum of $68,500 per annum, payable in substantially equal monthly installments commencing on the first day of the calendar month immediately following the month in which the Employee attains age sixty-two (62) and continuing through and including the month in which the Employee attains age sixty-seven (67).

     If the Employee shall die before receiving all of the Supplemental Benefits described in this Schedule "C", the Employer will make such payments to which the Employee may be entitled, to the Employee's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Employee under the terms of this Schedule "C" shall be paid to the Employee's Surviving Spouse. If the Employee leaves no Surviving Spouse, the remaining amounts due to the Employee under the terms of this Schedule "C" shall be paid to the duly qualified personal representative, executor or administrator of the Employee's estate.

     In the event that the Employee has not become entitled to receive payment of the Employee Benefits described in Schedule "B" on or before the date on which the Supplemental Benefits described in this Schedule "C" would otherwise commence (other than as a result of an agreement between the Employer and the Employee to defer receipt of such payments), then the Employee shall forfeit each monthly installment of payments otherwise payable under this Schedule "C" for each month until the Employee becomes entitled to receive payment of the Employee Benefits specified in Schedule "B".

     Notwithstanding anything herein or in the Agreement to the contrary, the Supplemental Benefits set forth in this Schedule "C" shall terminate automatically upon the forfeiture or other termination of the Employee's right to receive the Employee Benefits specified in Schedule "B", as provided in this Agreement.

                                  SCHEDULE D
                                  ----------

                          WAIVER OF PRIOR PLAN BENEFITS
                          -----------------------------


     In consideration for the Employee Benefits made available to the Employee by this Employee Supplemental Compensation Benefits Agreement (the "Agreement"), the Employee acknowledges and agrees as follows:

         (a) The Employee is a party to that certain Cupertino National Bank and Trust Employment, Severance and Retirement Benefits Agreement made with the Employer or its predecessor dated April 14, 1995. Such Agreement, and all amendments, modifications, representations, understandings and interpretations thereof, including, without limitation, the Memorandum of Understanding, dated on or about November 15, 1996, is referred to herein as the "Prior Plan Agreement". This Agreement and the Employee Benefits hereunder are provided as a substitute for the Prior Plan Agreement and the benefits provided thereunder.

         (b) The Prior Plan Agreement and the benefits thereunder are hereby terminated effective as of the date of this Agreement.

         (c) The Employee hereby waives and relinquishes for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successors and assigns, any and all right, entitlement and interest that the Employee has or may have pursuant to the Prior Plan Agreement and the benefits thereunder, and accepts the Employee Benefits afforded by this Agreement in full and complete substitution for the benefits otherwise provided by the Prior Plan Agreement.

         (d) Without limiting the scope and effect of subparagraph 11.1 of the Agreement, the Employee (i) has had an opportunity to consult with advisors of the Employee's own choice in determining to enter into this Agreement and this Waiver, (ii) understands that the effect of this Waiver is to terminate, waive and relinquish forever all rights, entitlements and interests that the Employee has or may have under the Prior Plan Agreement and the benefits thereunder as a condition to receiving the Employee Benefits under this Agreement; and (iii) the Employee is entering into this Agreement and this Waiver voluntarily and with full appreciation of the effect of doing so.


Dated: _____________________________, 1998       ______________________________
                                                 David R. Hood

I consent to and agree to be bound by the foregoing Waiver:


________________________________________
Marleen A. Hood,Spouse of David R. Hood

                                   SCHEDULE E
                                   ----------

                             BENEFICIARY DESIGNATION
                             -----------------------


     To the Administrator of the Greater Bay Bancorp Employee Supplemental Compensation Benefits Agreement:

     Pursuant to the Provisions of my Employee Supplemental Compensation Benefits Agreement with Cupertino National Bank, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

Primary Beneficiary:
-------------------


________________________     _________________________     ____________________
Name                         Address                       Relationship

Secondary (Contingent) Beneficiary:
----------------------------------

________________________     _________________________     ____________________
Name                         Address                       Relationship


THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

     The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Employee Supplemental Compensation Benefits Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Employee Supplemental Compensation Benefits Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Employee Supplemental Compensation Benefits Agreement.


Dated: ____________________________, 1998        ______________________________
                                                 David R. Hood

CONSENT OF THE EMPLOYEE'S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:
------------------------------------


     I, Marleen A. Hood, being the spouse of David R. Hood, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Employee Supplemental Compensation Benefits Agreement entered into by my spouse effective as of January 1, 1998. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Employee Supplemental Compensation Benefits Agreement and in which I may have a marital property interest.

Dated: _____________________________, 1998




__________________________________
Marleen A. Hood
---------------

                                   SCHEDULE F
                                   ----------

                              DISTRIBUTION ELECTION
                              ---------------------


Pursuant to the Provisions of my Employee Supplemental Compensation Benefits Agreement with Cupertino National Bank, I hereby elect to have any distribution of the balance in my Benefit Account paid to me in installments as designated below:


     ____ sixty (60) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

     ____ one hundred twenty (120) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

     ____ one hundred eighty (180) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.


Dated: _____________________________, 1998


Signed:  ______________________________
         David R. Hood

                                  SCHEDULE G
                                  ----------

                                 SECULAR TRUST
                                 -------------

[to be finalized]